EXHIBIT 3.1


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                       MEDIACOM COMMUNICATIONS CORPORATION

                            (As of December 21, 2007)

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1. ANNUAL MEETING. A meeting of stockholders of the Corporation shall be held annually at such place within or without the State of Delaware, at such time and on such date as may from time to time be fixed by the Board of Directors, for the election of directors and for the transaction of such other business as may come before the meeting.

     Section 2. SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called by the Board of Directors or the Chief Executive Officer, and shall be called by the Secretary upon the written request of stockholders of record holding at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such places within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof. At any special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting.

     Section  3.  NOTICE  OF  MEETINGS.   Written  notice  of  each  meeting  of
stockholders stating the place, date and hour thereof and, unless it is an annual meeting, the purpose or purposes for which the meeting is called and that it is being issued by or at the direction of the person or persons calling the meeting, shall be given personally or by mail, not less than ten nor more than sixty days before the date of such meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon


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prepaid,  directed to the stockholder at his or her address as it appears on the record of stockholders or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address then directed to him or her at such other address.

     Section 4. WAIVER OF NOTICE. Notice of any meeting of stockholders need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

     Section 5. ADJOURNMENT. When any meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after such adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to vote at such meeting.

     Section 6. QUORUM. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote at any meeting of stockholders, shall constitute a quorum thereat for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn a meeting despite the absence of a quorum.

     Section 7. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy must be signed by the stockholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless


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otherwise  provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

     Section 8. VOTING. Every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his or her name on the record of stockholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in such election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

     Section 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by stockholders by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

     Section 10. RECORD DATE. The Board of Directors may fix, in advance, a date, which date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


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                                   ARTICLE II

                                    DIRECTORS

     Section 1. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by the Board of Directors. Directors need not be stockholders of the Corporation. Each of the directors shall be at least eighteen years of age.

     Section 2. ELECTION AND TERM OF OFFICE. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting of stockholders. Each director shall hold office until the expiration of such term, and until his or her successor has been elected and qualified, unless he or she shall sooner die, resign or be removed.

     Section 3. MEETINGS. A meeting of the Board of Directors shall be held for the election of a Chairman of the Board of Directors, for the election of officers and for the transaction of such other business as may properly come before such meeting as soon as practicable after the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer or by a majority of the directors then in office. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may from time to time be fixed by the Board of Directors.

     Section 4. NOTICE OF MEETINGS; ADJOURNMENT. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors, provided the time and place of such meetings are fixed by the Board of Directors. Notice of each special meeting of the Board of Directors and of each regular meeting the time and place of which has not been fixed by the Board of Directors, specifying the place, date and time thereof, shall be given personally, by mail or telegraphed to


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each  director at his or her address as such  address  appears upon the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Notice of any meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. Notice of any directors' meeting or any waiver thereof need not state the purpose of the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

     Section 5. QUORUM; VOTING. At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

     Section 6. PARTICIPATION BY TELEPHONE. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the


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Board of  Directors  or such  committee  shall be filed with the  minutes of the proceedings of the Board of Directors or such committee.

     Section 8. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors. Each such committee, to the extent provided in such resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters: (a) the submission to stockholders of any action that needs stockholders' approval pursuant to law,
(b) the filling of vacancies in the Board of Directors or in any committee, (c) the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws, or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

     Section 9. REMOVAL; RESIGNATION. Any or all of the directors may be removed for cause by vote of the stockholders, and any of the directors may be removed for cause by action of the Board of Directors. Any director may resign at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

     Section 10. VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of the Board of Directors or by vote of the stockholders. If any newly created directorship or vacancy is to be filled by vote of the Board of Directors and the number of directors then in office is less than a quorum, such newly created directorship or vacancy may be filled by vote of a majority of the directors then in office. A director elected to fill a vacancy,


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unless elected by the stockholders,  shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified, and any director elected by the stockholders to fill a vacancy shall hold office for the unexpired term of his or her predecessor unless, in either case, he or she shall sooner die, resign or be removed.

                                   ARTICLE III

                                    OFFICERS

     Section 1. ELECTION; QUALIFICATIONS. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a Chief Executive Officer, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time and from time to time such other officers as it may determine. No officer need be a director of the Corporation. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary. When all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

     Section 2. TERM OF OFFICE; VACANCIES. All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Each officer shall hold office for such term and until his or her successor has been elected or appointed and qualified unless he or she shall earlier resign, die, or be removed. Any vacancy occurring in any office, whether because of death, resignation or removal, with cause, or any other reason, shall be filled by the Board of Directors.

     Section 3. REMOVAL; RESIGNATION. Any officer may be removed by the Board of Directors with cause. Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.


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     Section  4.  POWERS AND DUTIES OF THE CHIEF  EXECUTIVE  OFFICER.  The Chief
Executive Officer shall be the chief executive, operating and administrative officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations. The Chief Executive Officer shall from time to time make such reports concerning the Corporation as the Board of Directors may direct. The Chief Executive Officer shall preside at all meetings of stockholders and the Board of Directors. The Chief Executive Officer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

     Section  5.  POWERS  AND  DUTIES  OF  THE  VICE-PRESIDENTS.   Each  of  the
Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

     Section 6. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall record and keep the minutes of all meetings of stockholders and of the Board of Directors. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such books and records as the Board of Directors may direct. The Secretary shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed such seal to such contracts, instruments and other documents as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

     Section 7. POWERS AND DUITES OF THE TREASURER. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any


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director of the  Corporation  upon  application  at the principal  office of the corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

     Section 8. DELEGATION. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

                                   ARTICLE IV

                            STOCK OF THE CORPORATION

     Section 1. SHARES OF STOCK. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall certify the number of shares of the Corporation owned by the stockholder, shall bear the Corporation seal and shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. The Corporation seal and the signatures by Corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent


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or  registrar  before  such  certificate  is  issued,  it may be  issued  by the
Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section  3.  TRANSFERS  OF  STOCK.   Stock  of  the  Corporation  shall  be
transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that


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such  surrender  and  endorsement,  compliance  or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     Section 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE V

                             EXECUTION OF DOCUMENTS

     All contracts, instruments, agreements, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                      SEAL

     The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".


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                                   ARTICLE VII

                                 INDEMNIFICATION

     The Corporation shall indemnify any person to the full extent permitted, and in the manner provided, by the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended.

                                  ARTICLE VIII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on December 31 of each year or on such other date as shall be determined by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     Except as otherwise provided by law, these By-Laws may be amended or repealed, and any new By-Law may be adopted, by vote of the holders of the shares at the time entitled to vote in the election of any directors or by a majority of the entire Board of Directors, but any by-law adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon as herein provided.